Exhibit 99.1

FOR IMMEDIATE RELEASE

Ultimate Software Reports Q2 2004 Financial Results,
Achieves Record Annual Recurring Revenues

Generates $3.4 Million in New Annual Recurring Revenues, Boosts Total Revenues by 23%

Weston, FL, July 22, 2004– The Ultimate Software Group, Inc. (Nasdaq: ULTI), a leading provider of Web-based payroll and workforce management solutions, today announced financial results for its second quarter of 2004. For the quarter ended June 30, 2004, the Company reported an increase in total revenues of 23%, as compared to the second quarter of 2003, to $17.5 million. Recurring revenues increased 29% to $9.2 million and license revenues increased 2% to $2.1 million compared with the second quarter of the previous year. Net loss for the 2004 second quarter was $1.7 million, or $0.08 per share, compared with $2.4 million, or $0.14 per share, for the same quarter of 2003.

New annual recurring revenues, as defined in Financial Highlights below, were $3.4 million for the second quarter of 2004, versus guidance of between $2.5 million and $3.0 million given on February 11, 2004 and April 28, 2004. The $3.4 million is a 73% increase over the second quarter of 2003.

“We’re pleased with the new annual recurring revenues we generated in the second quarter and the 29% growth in total recurring revenues over last year’s second quarter. Customer demand for our Intersourcing service model has continued to drive year-over-year increases in recurring revenues,” said Scott Scherr, CEO, president, and founder of Ultimate Software.

“67% of our customers chose our Intersourcing service rather than purchasing an UltiPro license in the second quarter, and that’s a strong positive for our recurring revenue growth model,” added Scherr. “The net result is that we increased the new annual recurring revenues sold for the first half of this year by 84% over what we accomplished in the first half last year.”

Ultimate Software’s financial results teleconference will be held today, July 22, 2004, at 5:00 p.m. Eastern Time, via World Investor Link at http://www.vcall.com/CEPage.asp?ID=88546. The call will be available for replay at the same address beginning at 9:00 p.m. Eastern Time the same day. Windows Media Player software is required to listen to the call and can be downloaded from the site. Forward-looking information about future company performance may be discussed during the teleconference call.

Financial Highlights

•	New annual recurring revenues attributable to sales during the second quarter of 2004 were $3.4 million. New annual recurring revenues represent the expected one-year value from (i) new Intersourcing sales (including prorated one-time charges); (ii) maintenance revenues related to new license sales; (iii) recurring revenues from new business service providers; and (iv) recurring revenues from additional sales to Ultimate Software’s existing client base.

•	Recurring revenues – consisting of maintenance revenues, Intersourcing revenues from our hosted offering of UltiPro, and subscription revenues from per-employee-per-month fees generated by business partners – grew by 29% for the second quarter of 2004 compared to the same quarter of 2003. Intersourcing revenues were a substantial factor in the year-over-year growth in recurring revenues.

•	Cash and cash equivalents as of June 30, 2004 were $23.5 million as compared to $11.3 million as of March 31, 2004, primarily due to a May 2004 private placement which provided us with net proceeds of $14.4 million.

Forward-Looking Statements

Certain statements in this press release are, and certain statements on the teleconference call may be, forward-looking statements within the meaning provided under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are made only as of the date hereof. These statements, including the Company’s expected levels of revenues and expenditures, involve known and unknown risks and uncertainties that may cause the Company’s actual results to differ materially from those stated or implied by such forward-looking statements, including risks and uncertainties associated with fluctuations in the Company’s quarterly operating results, concentration of the Company’s product offerings, development risks involved with new products and technologies, competition, the Company’s relationships with third parties, contract renewals with business partners, compliance by our customers with the terms of their contracts with us, and other factors disclosed in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

About Ultimate Software

Ultimate Software, a leading provider of Web-based payroll and workforce management solutions, markets award-winning UltiPro as licensed software, as a hosted application through Intersourcing, and as a co-branded offering to Business Service Providers (BSPs) under the “Powered by UltiPro” brand. The Company employs 445 professionals who are united in their commitment to developing trendsetting solutions and delivering quality service. Ultimate Software customers represent diverse industries and include such organizations as Benihana Restaurants, The Container Store, Elizabeth Arden, The Florida Marlins Baseball Team, The New York Yankees Baseball Team, Omni Hotels, Ruth’s Chris Steak House, SkyWest Airlines, and Trammell Crow Residential. More information on Ultimate Software’s products and services can be found at www.ultimatesoftware.com.

UltiPro and Intersourcing are registered trademarks of The Ultimate Software Group, Inc. All other trademarks referenced are the property of their respective owners.

Contact:	Mitchell K. Dauerman
Chief Financial Officer and Investor Relations
Phone: 954-331-7369
E-mail: IR@ultimatesoftware.com

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARY
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2004	2003	2004	2003
Revenues, net:
Recurring	$9,207	$7,114	$17,906	$13,974
Services	6,129	5,043	11,938	11,371
License	2,114	2,064	3,511	3,277

Total revenues, net	17,450	14,221	33,355	28,622

Cost of revenues:
Recurring	2,957	2,275	5,839	4,568
Services	4,457	4,057	9,114	8,492
License	270	237	543	480

Total cost of revenues	7,684	6,569	15,496	13,540

Operating expenses:
Sales and marketing	5,261	4,209	10,092	8,297
Research and development	4,543	4,527	9,098	8,856
General and administrative	1,669	1,293	3,127	2,909

Total operating expenses	11,473	10,029	22,317	20,062

Operating loss	(1,707)	(2,377)	(4,458)	(4,980)
Interest expense	(70)	(75)	(99)	(128)
Interest and other income	34	16	49	36

Net loss	$(1,743)	$(2,436)	$(4,508)	$(5,072)

Net loss per share – basic and diluted	$(0.08)	$(0.14)	$(0.21)	$(0.30)

Weighted average shares outstanding:
Basic and diluted	21,479	17,515	21,080	17,120

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARY
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share data)

	As of	As of
	June 30,	December 31,
	2004	2003
ASSETS
Current assets:
Cash and cash equivalents	$23,462	$13,783
Accounts receivable, net	10,357	9,292
Prepaid expenses and other current assets	3,346	2,709

Total current assets	37,165	25,784
Property and equipment, net	8,587	7,188
Capitalized software, net	473	1,234
Other assets, net	1,595	1,606

Total assets	$47,820	$35,812

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,610	$2,549
Accrued expenses	5,019	5,378
Current portion of deferred revenue	22,857	22,277
Current portion of capital lease obligations	919	818

Total current liabilities	31,405	31,022

Deferred revenue, net of current portion	2,162	2,333
Capital lease obligations, net of current portion	1,191	796

Total liabilities	34,758	34,151

Stockholders’ equity:
Preferred Stock, $.01 par value	–	–
Series A Junior Participating Preferred Stock, $.01 par value	–	–
Common Stock, $.01 par value	226	208
Additional paid-in capital	102,651	86,760
Accumulated deficit	(88,761)	(84,253)

	14,116	2,715
Treasury Stock, at cost	(1,054)	(1,054)

Total stockholders’ equity	13,062	1,661

Total liabilities and stockholders’ equity	$47,820	$35,812

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